Exhibit 10.1
AMENDMENT NO. 1
TO
LOAN AND SECURITY AGREEMENT
     THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 7 day of October, 2005, by and between Silicon Valley Bank (“Bank”) and Sipex Corporation, a Delaware corporation (“Borrower”) whose address is 233 South Hillview Drive, Milpitas, California 95035.
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 21, 2005,(as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
          2.1 Section 2.1.1 (Revolving Advances). The first sentence of Section 2.1.1 is amended to read in its entirety as follows: “Bank will make Advances not exceeding the lesser of (i) the Borrowing Base plus $500,000, and (ii) the Committed Revolving Line, minus the Sublimit Utilization Amount.”
          2.2 Section 2.3 (Interest Rate). The first sentence of Section 2.3 is amended in its entirety to read as follows: “Advances accrue interest on the outstanding balance at a per annum rate equal to the Prime Rate plus one percent (1.00%).”
          2.3 Section 2.4 (Fees). A new subsection (d) is added as follows: “(d) Collateral Handling Fee. A collateral handling fee of $500 per month, payable monthly.”

          2.4 Section 5.2 (Collateral). The following is added to the end of Section 5.2:
     “For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”
          2.5 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(b) is amended in its entirety to read as follows: “Within 30 days after the last day of each month, Borrower will deliver to Bank (i) monthly company-prepared consolidated financial statements, (ii) a cash holding report, including account statements detailing investment type and maturity dates, (iii) a deferred revenue report, and (iv) a Compliance Certificate signed by a Responsible Officer.”
Section 6.2(d) is amended in its entirety to read as follows: “Promptly, but in any event within 15 days and 30 days after the last day of each month, Borrower shall provide to Bank (i) a detailed aging of its accounts receivable and accounts payable, and (ii) a Borrowing Base Certificate signed by a Responsible Officer.
Section 6.2(e) is amended by replacing the second sentence thereof with the following: “Such audits will be conducted no more often than every 3 months, with an initial audit of accounts receivable not later than October 31, 2005, unless an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.”
          2.6 Section 6.7 (Financial Covenants). Section 6.7 is amended in its entirety to read as follows:
“(a) Minimum Liquidity Ratio. Borrower will maintain as of the last day of each month, a Liquidity Ratio of not less than 1.50:1.00. The Liquidity Ratio is calculated as Borrower’s consolidated Accounts divided by the Obligations.”
“(b) Tangible Net Worth. Borrower will maintain, as of the last day of each quarter set forth below, a Tangible Net Worth of at least the amount set forth opposite such date.

Quarter Ending Date	Minimum Tangible Net Worth
September 30, 2005	$45,565,300
December 31, 2005	$38,436,000
March 31, 2006	$32,151,200
June 30, 2006	$26,113,000

          2.7 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:
     “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
     “Borrowing Base” is, as determined by Bank from borrower’s most recent Borrowing Base Certificate, the sum of (a) 70% of Eligible Accounts owing from Chander Electronics, Gold InsigniaElectronic Co. LTD, Jetronic, Kohmatsu, Lestina International, LSD MCU (HK) Science and Tech, MFS Technology, Microtek, Princeton Technology, Prohubs, Silicon Applications, Tomuki Corporation, and AMSC; (b) 80% of Eligible Accounts owing from Avnet Electronics, Celestica, Dell, Flextronics International, Fuji Electronics, Future Electronics (UK), Future Electronics (Canada), Future Electronics (Malaysia), Honeywell, IBM, Jabil, Jaco Electronics, Paradyne Corporation, Philips, Raytheon, Sammex (Scientific Atlanta, Mexico), Samsung, Sanmina, Toshiba, and (c) a percentage of such other Eligible Accounts as Bank may approve in its sole discretion; provided however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks, which, as determined by Bank, may adversely affect the Collateral, or in accordance with the results of the initial field exam and on-going periodic exams.
     “Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit D.
     “Eligible Accounts” are Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties with respect to Accounts in Section 5.2. Bank reserves the right at any time and from time to time after the Effective Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:
     (a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;
     (b) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;
     (c) Credit balances over ninety (90) days from invoice date;

     (d) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, except for Future Electronics (Canada, UK and Malaysia), for which such percentage is 40%, for the amounts that exceed that percentage, unless Bank approves in writing;
     (e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States (other than specific Account Debtors named in the definition of “Borrowing Base”);
     (f) Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;
     (g) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;
     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, “bill and hold”, or other terms if Account Debtor’s payment may be conditional;
     (i) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;
     (j) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;
     (k) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and
     (m) other Accounts Bank deems ineligible in the exercise of its good faith business judgment.
          2.8 Exhibits to the Loan Agreement. Exhibit C (Compliance Certificate) is deleted and replaced with the form attached hereto as Exhibit A. A new Exhibit D (Borrowing Base Certificate) is added in the form of Exhibit B hereto.

     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of a loan fee in an amount equal to $5,000.
[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	Sipex Corporation

By: /s/ Tom Smith	By: /s/ Clyde R. Wallin
Name: Tom Smith	Name:	Clyde R. Wallin
Title: Senior Relationship Manager	Title:	Sr. VP Finance & CFO

	Name:	/s/ Ralph Schmitt

	Title:	CEO

EXHIBIT A
EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054

FROM:	Sipex Corporation
     The undersigned authorized officer (“Officer”) of Sipex Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                          with all required covenants except as noted below, and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the Officer certifies that Borrower and each Subsidiary (i) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) does not have any legal actions pending or threatened against Borrower or any Subsidiary of which Borrower has not notified Bank in accordance with Section 6.2 of the Agreement. Attached are the required documents supporting the certifications contained herein. The Officer certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Compliance Certificate	With 10Q, 10K and monthly financial statements	Yes	No
Monthly Financial Statements	Monthly within 30 days	Yes	No
10Q, 10K (Audited)	Within 5 days of issuance (at 6/30/05, company prepared financial statements. Thereafter, financial statements prepared by outside accountants, until SEC filings are timely made)	Yes	No
A/R and A/P Aging Report and Borrowing Base Certificate	Semi-monthly within 15 and 30 days	Yes	No
Cash Holding Report and Deferred Revenue Report	Monthly within 30 days	Yes	No
Annual Forecast	Annually within 45 days of FYE	Yes	No

1.

Budgets, sales projections, operating plans, or other financial information as Lender may request	Promptly after Lender requests	Yes	No

Financial Covenant	Required	Actual		Complies
Maintain (at month end):
Minimum Liquidity Ratio	1.5:1.00		_____:1.00	Yes	No
Maintain (at quarter end):
Minimum Tangible Net Worth	$45,565,300 (at	$		Yes	No
9/30/05
$38,436,000 (at
12/30/05)
$32,151,200 (at
3/31/06)
$26,113,000 (at
6/30/06)
Borrower has deposit accounts located at the
following institutions only: Silicon Valley
Bank,

Comments Regarding Exceptions: See Attached.
Sincerely,
Sipex Corporation

Signature

Title

Date

BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

1

EXHIBIT B
EXHIBIT D
BORROWING BASE CERTIFICATE
Borrower: Sipex Corporation
Lender: Silicon Valley Bank
Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE

	(1)	Accounts Receivable Book Value as of	$

	(2)	Additions (please explain on reverse)	$

	(3)	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

	(4)	Amounts over 90 days due	$

	(5)	Balance of 50% over 90 day accounts	$

	(6)	Credit balances over 90 days	$

	(7)	Concentration Limits	$

	(8)	Foreign Accounts	$

	(9)	Governmental Accounts	$

	(10)	Contra Accounts	$

	(11)	Promotion or Demo Accounts	$

	(12)	Intercompany/Employee Accounts	$

	(13)	Disputed Accounts	$

	(14)	Deferred Revenue

	(15)	Other (please explain on reverse)	$

	(16)	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

	(17)	Eligible Accounts (#3 minus #16)	$

	(18)	ELIGIBLE AMOUNT OF ACCOUNTS (___% of #17)	$

	(19)	N/A

	(20)	N/A

BALANCES

	(21)	Maximum Loan Amount	$

	(22)	Total Funds Available [Lesser of #21 or (#18 plus $500,000)]	$

	(23)	Present balance owing on Line of Credit	$

	(24)	Outstanding under Sublimits	$

	(25)	RESERVE POSITION (#22 minus #23 and #24)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

By:

Authorized Signer

Date:

BANK USE ONLY

Received by:

authorized signer

Date:

Verified:

authorized signer

Date:

Compliance Status: Yes No